Exhibit 10.3

December 3, 2015

Mr. Roger W. Rose

President RTI Donor Services

Executive Vice President, Tissue-Based Implants

RTI Surgical, Inc.

11621 Research Circle

Alachua FL 32615

Dear Mr. Rose:

Your Executive Transition Agreement with RTI Surgical, Inc., dated August 29, 2012, is about to expire. This letter will memorialize our agreement that your Executive Transition Agreement is hereby extended through December 31, 2018, and its terms and conditions shall otherwise be unchanged. If the above reflects your understanding, please execute a copy of this letter in the place indicated below and return it to me.

Very truly yours,

RTI SURGICAL, INC.

By:	/s/ Brian K. Hutchison
Brian K. Hutchison
President and Chief Executive Officer

Agreed by:

/s/ Roger W. Rose

Roger W. Rose

President RTI Donor Services

Executive Vice President, Tissue-Based

Implants